Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of O. Victor Edelbrock, Chairman, President and Chief Executive Officer and Aristedes T. Feles, Vice-President of Finance and Chief Financial Officer of Edelbrock Corporation, a Delaware Corporation (the “Company”), hereby certifies that:

      (1)     The Company’s periodic report on Form 10-Q for the period ended December 25, 2002 (the “Form 10-Q”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2)     The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Company.

O. VICTOR EDELBROCK O. Victor Edelbrock Chairman, President and Chief Executive Officer	ARISTEDES T. FELES Aristedes T. Feles Vice-President of Finance and Chief Financial Officer

February 10, 2003	February 10, 2003